Exhibit 1

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Prudential Financial Note-Backed Series 2003-20
*CUSIP:    21988K701       Class    A-1
           21988KAG2       Class    A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending January 15, 2004.

INTEREST ACCOUNT
----------------

Balance as of     December 22, 2003.....                                   $0.00
         Scheduled Income received on securities.....              $1,063,750.00
         Unscheduled Income received on securities.....                    $0.00

LESS:
         Distribution to Class A-1 Holders.....                     -$135,923.58
         Distribution to Class A-2 Holders.....                           -$0.00
         Distribution to Depositor.....                             -$927,826.39
         Distribution to Trustee.....                                     -$0.03
Balance as of         January 15, 2004.....                                $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of     December 22, 2003.....                                   $0.00
         Scheduled principal payment received on securities.....           $0.00

LESS:
       Distribution to Holders.....                                       -$0.00
Balance as of     January 15, 2004.....                                    $0.00


             UNDERLYING SECURITIES HELD AS OF     January 15, 2004

       Principal
        Amount                           Title of Security
        ------                           -----------------

     $37,000,000         Prudential Financial, Inc. 5.75% Medium-Term Notes,
                         Series B due July 15, 2033
                         *CUSIP: 74432QAC9

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.